EXHIBIT 99.1

NEWS RELEASE

FOR FURTHER INFORMATION:

                            GREGORY K. CLEVELAND
For Immediate Release                                                                                                                         TELEPHONE: (602) 852-3526

                            TIMOTHY J. FRANZ
                            TELEPHONE: (612) 305-2213

                            WEBSITE: www.bnccorp.com

BNCCORP ANNOUNCES PLANS TO VOLUNTARILY
DEREGISTER ITS COMMON STOCK WITH THE SEC
AND DEREGISTER WITH THE NASDAQ GLOBAL MARKET

BISMARCK, ND, January 14, 2008 – BNCCORP, Inc. (Nasdaq: BNCC), which operates community banking and wealth management businesses in Arizona, Minnesota and North Dakota, today announced that on January 28, 2008, it intends to voluntarily delist from the Nasdaq Global Market and to deregister its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Immediately upon making the required filing with the Securities and Exchange Commission (the “SEC”), the Company’s obligations to file reports with the SEC, including Forms 10-K, 10-Q and 8-K will be suspended.  However, the Company intends to continue to make available, through its web site or otherwise, periodic financial information substantially similar to that previously made in its filings with the SEC.

The Company intends to make the required filing to voluntarily delist with Nasdaq and to request that Nasdaq permit trading in its shares of common stock until January 28, 2008.  However, the Company cannot provide any assurances that the request will be honored.  The Company is eligible to deregister because it has substantially less than 300 holders of record of its common stock.

Although the Company’s common stock will no longer be quoted on the Nasdaq Global Market after delisting, its stock may be quoted on the over-the-counter securities markets Pink Sheets. However, the Company can provide no assurances that any broker will continue to make a market in the Company’s stock.  The Pink Sheets is a provider of pricing and financial information for the over-the-counter securities markets.  It is a centralized quotation system that collects and publishes market maker quotes in real time, primarily through its web site, www.pinksheets.com.  The Pink Sheets is not regulated by the SEC.

The decision of the Company’s Board of Directors to deregister and delist its common stock was based on the consideration of numerous factors, including (1) the disproportionately large costs of preparing and filing periodic reports with the SEC, (2) the substantial increase in accounting, audit, legal and other costs and expenses associated with being a public company, particularly due to the Sarbanes-Oxley Act of 2002, (3) the additional demands placed on management and Company personnel to comply with requirements required of registrants,  (4) the historically low trading volume in the Company’s common stock, (5) the lack of any analyst coverage of the Company’s common stock, and (6) the concentration of stock ownership in relatively few holders.

“Our Board of Directors made the decision to delist and deregister the Company’s common stock only after extended deliberations by a special committee consisting entirely of non-employee directors and advice of our financial and legal advisors and careful consideration of the advantages and disadvantages of no longer being a public company.  We believe that the cost savings and relief from administrative burdens to be achieved through deregistration will be substantial and will allow management to focus more of its time and resources on our continuing operations and enhancing stockholder value,” stated Mark W. Sheffert, the Company’s Chairman of the Board.  “We understand that numerous publicly-traded companies, including many with much larger market capitalizations and better liquidity than BNC, have chosen to voluntarily delist and deregister for many of the same reasons that our Board has chosen to do so.”

BNCCORP, Inc., headquartered in Bismarck, N.D., is a registered bank holding company dedicated to providing banking and wealth management services to businesses and consumers in its local markets. The Company operates 20 locations in Arizona, Minnesota and North Dakota through BNC National Bank and its subsidiaries.

Statements included in this news release which are not historical in nature are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. We caution readers that these forward-looking statements, including without limitation, those relating to our future business prospects, revenues, working capital, liquidity, capital needs, interest costs and income, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements due to several important factors. These factors include, but are not limited to: risks of loans and investments, including dependence on local and regional economic conditions; competition for our customers from other providers of financial services; possible adverse effects of changes in interest rates including the effects of such changes on derivative contracts and associated accounting consequences; risks associated with our acquisition and growth strategies; and other risks which are difficult to predict and many of which are beyond our control.

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